NEWS RELEASE
FOR IMMEDIATE RELEASE
Investor Contact:
Heide Erickson
Capella Education Company
612-977-5172
Heide.Erickson@capella.edu
Media Contact:
Irene Silber
Capella Education Company
612-977-4132
Irene.Silber@capella.edu
CAPELLA EDUCATION COMPANY REPORTS
FOURTH QUARTER AND FULL-YEAR 2006 RESULTS
Capella’s Annual Revenue up 21 Percent; Enrollment up 23 Percent
MINNEAPOLIS, Feb. 15, 2007 - Capella Education Company (NASDAQ: CPLA), a provider of exclusively online post-secondary education through its wholly owned subsidiary Capella University, today announced financial results for the three months and year ended December 31, 2006.
     “We achieved strong enrollment and revenue growth and operating performance improvements in 2006,” said Stephen G. Shank, chairman and chief executive officer of Capella Education Company. “I am particularly pleased with our progress in deepening our market focus. We continue to leverage our data-rich environment as an exclusively online university to achieve our goal of facilitating exceptional learning outcomes and an exceptional learner experience, while simultaneously improving operational efficiencies,” concluded Shank.
(more)

Capella Education Company Reports Fourth Quarter and Full-Year 2006 Results
For the fiscal year ended December 31, 2006
•	Revenues for the year ended December 31, 2006 increased 20.5 percent to $179.9 million, compared to $149.2 million in 2005.
•	Total active enrollment increased by 23.0 percent to 17,976 learners. Increased enrollment was primarily due to new enrollment, which grew 18.7 percent in 2006 compared to 2005.
•	Operating income in fiscal year 2006 was $17.8 million, compared to $14.9 million in 2005. The operating margin in 2006 was 9.9 percent, compared to 10.0 percent in 2005. During 2006, Capella began recording stock-based compensation expense related to the adoption of FAS 123R, amounting to $4.2 million before taxes for the year. Excluding stock-based compensation expense, operating income was $22.0 million in fiscal 2006, an increase of 48.1 percent over 2005.
•	Net income for fiscal 2006 was $13.4 million, compared to $10.3 million in 2005, an increase of 30.8 percent. Net income for the 12 months ended December 31, 2006 includes $3.1 million after-tax expense related to stock-based compensation. Excluding stock-based compensation expense, net income was $16.5 million in 2006, an increase of 61.1 percent over 2005.
•	Diluted net income per share was $1.06, compared to $0.86 in 2005. Excluding stock-based compensation expense for 2006, diluted net income per share was $1.31.
“Operating margins improved by 220 basis points to 12.2 percent of sales on a pre-FAS 123R basis, primarily related to fixed cost leverage,” said Lois Martin, chief financial officer. “Selling and promotional expenses as a percent of sales increased as we invested in brand differentiation in targeted markets and improvements in lead inquiry quality. In addition, we are implementing an Enterprise Resource Planning system scheduled for completion in 2008,” said Martin. “Despite significant investments for future growth, we are pleased that the operating leverage and operational efficiencies inherent in our fully online model enabled us to grow earnings significantly,” concluded Martin.
For the three months ended December 31, 2006
•	Revenues for the three months ended December 31, 2006 increased 20.7 percent to $50.6 million, compared to $41.9 million in the fourth quarter of 2005, primarily due to increased enrollment.
•	Operating income in the fourth quarter of 2006 was $7.7 million, compared to $4.3 million for the same period in 2005. The operating margin in the fourth quarter 2006 was 15.2 percent, compared to 10.2 percent for the same period in 2005. Fourth quarter 2006 stock-based compensation expense related to the adoption of FAS 123R was $1.5 million before taxes. Excluding stock-based compensation expense, operating income was $9.2 million, compared to $4.3 million in the same period in 2005. Pre-FAS 123R operating margins improved by 790 basis points to 18.1 percent year-over-year due to fixed cost leverage across all expense line items.
•	The tax rate for the quarter was 37.5 percent. We recorded a one-time tax benefit related to the dividend portion of the special distribution to our Employee Stock Ownership Plan from Capella’s initial public offering proceeds. In addition, tax planning strategies favorably impacted the tax rate.
(more)

Capella Education Company Reports Fourth Quarter and Full-Year 2006 Results
•	Net income for the fourth quarter of 2006 was $5.7 million, compared to $3.0 million for the same period in 2005, an increase of 90.1 percent. Net income for the three months ended December 31, 2006, excluding stock-based compensation expense, was $6.7 million.
•	Diluted net income per share was $0.39, compared to $0.25 for the same period in 2005. Diluted net income per share for the three months ended December 31, 2006, excluding stock-based compensation expense, was $0.46.
Operating income, operating margins, net income and diluted net income per share excluding stock-based compensation are considered non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures appears below, following the financial statements. The Company believes these non-GAAP financial measures provide useful information to evaluate the performance of the business, because they exclude stock-based compensation expense, which was recorded in 2006 but had not been included in the prior years.
Balance Sheet and Cash Flow
As of December 31, 2006, the Company had cash and marketable securities of $87.7 million and $12.0 thousand in debt, compared to $72.1 million in cash and investments and $2.6 million in debt during same period last year. The Company generated $28.9 million in cash from operating activities in fiscal year 2006 and also in 2005. Cash flow from operations remained flat due to a one time net increase of $6.2 million in 2005, related to a deferred tax valuation allowance reversal in 2004. Fourth quarter 2006 cash flow from operating activity was $10.4 million, compared to $10.2 million during the same period in 2005. Capital expenditures were $15.4 million for fiscal year 2006 and $4.2 million during the fourth quarter of 2006. This compares to $9.1 million in capital expenditures in 2005 and $3.0 million in the fourth quarter of 2005. The increase in capital expenditures is primarily related to an investment in a new Enterprise Resource and Planning system, which is scheduled for completion in 2008. Depreciation and amortization was $8.2 million for fiscal year 2006 and $2.1 million for the fourth quarter of 2006, compared to $6.5 million and $1.8 million for the same periods in 2005.
2007 Annual Outlook
Current expectations for 2007 include enrollment and revenue growth of approximately 18 to 19 percent from 2006. Operating margins are expected to be approximately 10.5 to 11.5 percent of revenue, including FAS 123R. The annual tax rate is anticipated to be approximately 39 to 40 percent. Capital expenditures are projected to range from $13 to $14 million.
First Quarter 2007 Outlook
For the first quarter ending March 31, 2007, enrollment is expected to grow by approximately 21 to 22 percent and revenue by approximately 22 to 23 percent compared to the first quarter of 2006. Operating margin, including FAS 123R, is anticipated to be approximately 8 to 9 percent of total revenue compared to 4.5 percent in the same period of 2006.
(more)

Capella Education Company Reports Fourth Quarter and Full-Year 2006 Results
Forward-Looking Statements
Certain information in this news release does not relate to historical financial information, including statements relating to our future prospects and our expectations regarding our revenues, enrollment, operating performance, tax rate and capital expenditures and may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management’s good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to certain risks and uncertainties that could cause the company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements to reflect events or circumstances arising after such date.
Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; regional accreditation standards and state and regional regulatory requirements; changes in funding for Title IV programs; attracting and retaining learners; updating and expanding the content of existing programs and developing new programs; issuance of draft and final audit reports of the Office of Inspector General of the U.S. Department of Education arising out of its ongoing compliance audit of Capella University; changes in applicable federal and state laws and regulations and accrediting agency policies; maintaining and expanding existing commercial relationships with employers and developing new such relationships; our failure to keep up with advances in technology important to the online learner experience; our ability to manage growth effectively; the successful implementation of our Enterprise Resource Planning system; and risks associated with the overall competitive environment and general economic conditions.
Other factors that could cause the company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in our Form S-1 on file with the Securities and Exchange Commission and other documents filed by the company with the Securities and Exchange Commission.
Conference Call
Capella will discuss its fourth quarter and full year 2006 results and 2007 outlook during a conference call scheduled today, February 15, at 8:30 a.m Eastern time (ET). To participate in the live call, investors should dial 877-704-5384 (domestic) or 913-312-1297 (international) at 8:20 a.m. (ET). The Webcast will be available on the Capella Education Company Web site at www.capellaeducation.com.
A replay of the call will be available starting on February 15, 2007, through February 21, 2007, at 888-203-1112 (domestic) or 719-457-0820 (international), passcode 6468504. It will also be archived at www.capellaeducation.com in the investor relations section for 60 days.

Capella Education Company Reports Fourth Quarter and Full-Year 2006 Results
About Capella Education Company
Founded in 1991, Capella Education Company is an exclusively online post-secondary education services company. Through our wholly owned subsidiary, Capella University, regionally accredited by The Higher Learning Commission*, we offer a variety of doctoral, master’s and bachelor’s online degree programs, in the following disciplines: business, organization and management; education; psychology; human services; and information technology. Our academic offerings combine competency-based curricula with the convenience and flexibility of an online learning format. As of December 31, 2006, Capella University offered over 760 online courses and 13 academic programs with 75 specializations to approximately 18,000 learners.
For more information about Capella Education Company, please visit http://www.capellaeducationcompany.com. For more information about its wholly-owned subsidiary Capella University, please visit http://www.capella.edu or call 1.888.CAPELLA (227-3552).
*Capella University is accredited by The Higher Learning Commission and a member of the North Central Association of Colleges and Schools, 30 N. LaSalle Street, Suite 2400, Chicago, IL 60602-2504; 312-263-0456; www.ncahigherlearningcommission.org.
###

CAPELLA EDUCATION COMPANY
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	As of December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$22,491	$13,972
Short-term marketable securities	65,170	58,161
Accounts receivable, net of allowance of $1,119 in 2006 and $1,299 in 2005	7,401	7,720
Prepaid expenses and other current assets	3,703	4,758
Deferred income taxes	1,800	1,243

Total current assets	100,565	85,854
Property and equipment, net	28,749	19,559
Deferred income taxes	—	1,149

Total assets	$129,314	$106,562

LIABILITIES, REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$23,711	$21,445
Income taxes payable	214	—
Deferred revenue	7,488	8,044
Notes payable and current portion of capital lease obligations	5	2,647

Total current liabilities	31,418	32,136
Deferred rent	1,813	2,366
Capital lease obligations	7	—
Deferred income taxes	2,331	—

Total liabilities	35,569	34,502
Total redeemable convertible preferred stock	—	57,646
Shareholders’ equity:
Convertible preferred stock	—	8,560
Common stock	160	24
Additional paid-in capital	156,513	9,527
Accumulated other comprehensive income (loss)	(7)	(8)
Retained earnings (accumulated deficit)	(62,921)	(3,689)

Total shareholders’ equity	93,745	14,414

Total liabilities, redeemable preferred stock and shareholders’ equity	$129,314	$106,562

CAPELLA EDUCATION COMPANY
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues	$50,603	$41,919	$179,881	$149,240
Costs and expenses:
Instructional costs and services	22,154	19,025	83,627	71,243
Selling and promotional	14,106	13,075	56,646	45,623
General and administrative	6,650	5,539	21,765	17,501

Total costs and expenses	42,910	37,639	162,038	134,367

Operating income	7,693	4,280	17,843	14,873
Other income, net	1,378	781	4,472	2,306

Income before income taxes	9,071	5,061	22,315	17,179
Income tax expense	3,398	2,076	8,904	6,929

Net income	$5,673	$2,985	$13,411	$10,250

Net income per common share:
Basic	$0.40	$0.26	$1.09	$0.89

Diluted	$0.39	$0.25	$1.06	$0.86

Weighted average number of common shares outstanding:
Basic	14,118	11,622	12,271	11,476

Diluted	14,556	12,045	12,629	11,975

CAPELLA EDUCATION COMPANY
Reconciliation of Unaudited Non-GAAP Financial Measures
to GAAP Financial Measures (a)
(In thousands, except percentages and per share amounts)

	Three Months Ended December 31, 2006
		Stock-based
	GAAP	Compensation	Non-GAAP
	Results	Expense	Results
Revenues	$50,603	$—	$50,603
Costs and expenses:
Instructional costs and services	22,154	(48)	22,106
Selling and promotional	14,106	(39)	14,067
General and administrative	6,650	(1,372)	5,278

Total costs and expenses	42,910	(1,459)	41,451

Operating income	7,693	1,459	9,152
Operating margin	15.2%	—	18.1%
Other income, net	1,378	—	1,378

Income before income taxes	9,071	1,459	10,530
Income tax expense	3,398	421	3,819

Net income	$5,673	$1,038	$6,711

Net income per common share:
Basic	$0.40	$0.08	$0.48

Diluted	$0.39	$0.07	$0.46

Weighted average number of common shares outstanding:
Basic	14,118	14,118	14,118

Diluted	14,556	14,556	14,556

	Year Ended December 31, 2006
		Stock-based
	GAAP	Compensation	Non-GAAP
	Results	Expense	Results
Revenues	$179,881	$—	$179,881
Costs and expenses:
Instructional costs and services	83,627	(748)	82,879
Selling and promotional	56,646	(357)	56,289
General and administrative	21,765	(3,074)	18,691

Total costs and expenses	162,038	(4,179)	157,859

Operating income	17,843	4,179	22,022
Operating margin	9.9%	—	12.2%
Other income, net	4,472	—	4,472

Income before income taxes	22,315	4,179	26,494
Income tax expense	8,904	1,075	9,979

Net income	$13,411	$3,104	$16,515

Net income per common share:
Basic	$1.09	$0.26	$1.35

Diluted	$1.06	$0.25	$1.31

Weighted average number of common shares outstanding:
Basic	12,271	12,271	12,271

Diluted	12,629	12,629	12,629

(a)	The Company has adopted Statement of Financial Accounting Standards No. 123(R), Share-based Payment (“FAS 123(R)”), requiring the measurement and recognition of stock-based compensation expense using the modified prospective method, which requires the application of the accounting standard as of January 1, 2006. In accordance with the modified prospective transition method, the Company’s consolidated financial statements for all periods prior to January 1, 2006 have not been restated to reflect, and do not include the impact of FAS 123(R). The amounts shown in the column “Non-GAAP Results”are considered “non-GAAP financial measures” under applicable

SEC rules because they exclude the stock-based compensation expense that is included in the directly comparable measures calculated in accordance with GAAP, which are shown in the column entitled “GAAP Results”. The Company believes these non-GAAP financial measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because they exclude stock-based compensation expense which had not been included in the prior years. In addition, management uses this information in its review of the Company’s financial results and for other purposes that require comparability to prior periods. These non-GAAP financial measures are for informational purposes only and may be different from non-GAAP financial measures used by other companies. They are not intended as a substitute for the Company’s reported GAAP financial measures.

CAPELLA EDUCATION COMPANY
Unaudited Other Information
(In thousands, except enrollment amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Depreciation and amortization	$2,149	$1,799	$8,195	$6,474
Net cash flow provided by operating activities	10,441	10,151	28,901	28,940
Capital expenditures	4,222	3,006	15,354	9,079

Enrollment by Degree(a):
	December 31,
	2006	2005	% Change

Doctoral	7,473	6,471	15%
Master’s	7,685	5,640	36%
Bachelor’s	2,729	2,380	15%
Other	89	122	(27%)

Total	17,976	14,613	23%

(a)	Enrollment as of December 31, 2006 and 2005 is the enrollment as of the last day of classes for the quarter ended December 31, 2006 and 2005, respectively.